UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 10, 2017

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 N. SCOTTSDALE RD, SUITE 4400
SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 10, 2017, Magellan Health, Inc. (the “Company”) entered into a Credit Agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citigroup Global Markets Inc., Compass Bank (d/b/a BBVA Compass), JPMorgan Chase Bank, N.A., Suntrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC as joint lead arrangers and joint bookrunners, that provides for a $200.0 million delayed draw term loan to Magellan Pharmacy Services, Inc., a wholly-owned subsidiary of the Company, as the borrower (the “2017 Credit Facility”).

The 2017 Credit Facility is guaranteed by substantially all of the non-regulated subsidiaries of the Company and will mature on December 29, 2017. The proceeds of the 2017 Credit Facility will be used for working capital and general corporate purposes, including the funding of acquisitions not prohibited thereunder.

Under the 2017 Credit Facility, the annual interest rate on the term loan borrowing is equal to (i) in the case of base rate loans, the sum of an initial borrowing margin of 0.625 percent plus the higher of the prime rate, one-half of one percent in excess of the overnight “federal funds” rate, or the Eurodollar rate for one month plus 1.00 percent, or (ii) in the case of Eurodollar rate loans, the sum of an initial borrowing margin of 1.625 percent plus the Eurodollar rate for the selected interest period. The borrowing margin is subject to adjustment based on the leverage ratio of the Company.  The Company, through Magellan Pharmacy Services, Inc., has the option to borrow in base rate loans or Eurodollar rate loans at its discretion. The commitment commission on the 2017 Credit Facility is 0.25 percent of the unused commitment, which rate shall be adjusted from time to time based on the Company's total leverage ratio.

The 2017 Credit Facility contains certain affirmative and negative covenants and certain events of default customary for facilities of this type and substantially identical to those applicable to the $200.0 million Credit Agreement dated June 27, 2016 which the Company, through Magellan Pharmacy Services, Inc., as borrower, entered into with various lenders (the “2016 Credit Facility”).  A copy of the 2016 Credit Facility was attached as an exhibit to the Company’s 10-Q Quarterly Report for the period ending June 30, 2016, which was filed with the SEC on July 29, 2016.  The 2016 Credit Facility remains in effect.

The foregoing does not constitute a complete summary of the terms of the 2017 Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: January 10, 2017	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Executive Vice President and
Chief Financial Officer